Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A and the Registration Statement on Form S-8 (File No. 333-292034) of Cardinal Infrastructure Group Inc. of our report dated April 9, 2026, relating to the financial statements of A. L. Grading Contractors, Inc. and Affiliates as of and for the years ended December 31, 2025 and December 31, 2024, appearing in this Current Report on Form 8-K/A of Cardinal Infrastructure Group Inc.

/s/Warren Averett, LLC

Warren Averett, LLC

May 1, 2026